                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Midcom Communications Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [MIDCOM LOGO]

                                                                     May 7, 1997

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of MIDCOM Communications Inc. ("Midcom"), which will be held on June 12, 1997, at 11:00 a.m., local time, at the Southfield Marriott, 27033 Northwestern Highway, Southfield, Michigan.

     At the Annual Meeting, you will be asked to elect two directors to Midcom's Board of Directors and to approve the adoption of the 1997 Stock Option Plan.

     Please read the enclosed proxy material carefully. Your vote is important. Midcom appreciates your considering and acting on the proposals presented.

     MIDCOM'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF THE ADOPTION OF THE 1997 STOCK OPTION PLAN.

     Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you previously have returned your proxy card.

                                       Sincerely,

                                       /s/ WILLIAM H. OBERLIN
                                       -------------------------------------
                                       WILLIAM H. OBERLIN
                                       President and Chief Executive Officer


        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                           MIDCOM COMMUNICATIONS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1997

TO THE SHAREHOLDERS OF MIDCOM COMMUNICATIONS INC.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of MIDCOM Communications Inc., a Washington corporation ("Midcom"), will be held on June 12, 1997, at 11:00 a.m., local time, at the Southfield Marriott, 27033 Northwestern Highway, Southfield, Michigan, for the following purposes:

          1. To elect two directors to hold office for a three-year term.

          2. To approve the adoption of the Midcom 1997 Stock Option Plan.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only holders of record of Midcom's Common Stock at the closing of business on April 29, 1997, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ STEPHEN P. GOLDMAN
                                          ----------------------------------
                                          STEVEN P. GOLDMAN
                                          Assistant Secretary

Seattle, Washington
May 7, 1997

                             YOUR VOTE IS IMPORTANT

     Whether or not you expect to attend the meeting in person, we urge you to sign, date and return the accompanying proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY RETURNING A SIGNED AND DATED PROXY WILL SAVE THE COMPANY THE EXTRA EXPENSE OF ADDITIONAL SOLICITATIONS. An addressed, postage paid envelope is provided for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as the proxy is revocable at your option in the manner stated in the accompanying proxy statement.

                           MIDCOM COMMUNICATIONS INC.
                               1111 THIRD AVENUE
                           SEATTLE, WASHINGTON 98101

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                         INFORMATION REGARDING PROXIES

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of MIDCOM Communications Inc. ("Midcom" or the "Company") for use at the Annual Meeting of Shareholders to be held on June 12, 1997, and at any adjournment thereof (the "Annual Meeting"). Only shareholders of record on the books of the Company at the close of business on April 29, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 1996 Annual Report to Shareholders will be first sent to shareholders on or about May 13, 1997.

     A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States or Canada. If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all nominees for election to the Board of Directors listed in this Proxy Statement and for the other the proposals described in this Proxy Statement. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to Steven P. Goldman, Vice President, Assistant Secretary and General Counsel of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the Annual Meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The only outstanding voting securities of the Company are shares of common stock, par value $.0001 per share (the "Common Stock"), each of which is entitled to one vote. As of the Record Date, there were 15,224,921 shares of Common Stock issued and outstanding. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting.

     Under Washington law and the Company's Amended and Restated Articles of Incorporation (the "Articles") and Bylaws, if a quorum is present, (1) the nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast for the election of directors shall be elected directors and (2) the proposal to approve the adoption of the Company's 1997 Stock Option Plan will be approved if it receives the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting, and entitled to vote on such proposal. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purpose of calculating a quorum and will have no effect on the election of directors. However, an abstention from voting on the 1997 Stock Option Plan proposal will have the practical effect of a vote "against" such proposal because it is one less vote in favor of such proposals. Broker non-votes will have no effect on such proposal other than to reduce the number of "FOR" votes necessary to approve such matters since such non-votes are not considered "shares entitled to vote" on such proposals. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, an independent business entity not affiliated with the Company.

     The Common Stock is traded on the Nasdaq National Market under the symbol MCCI. The last sale price for the Common Stock as reported by Nasdaq on May 6, 1997, was $7.00 per share.

     The following table sets forth certain information regarding beneficial ownership of Midcom's Common Stock, as of the Record Date, with respect to (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director of Midcom;
(iii) the Named Executive Officers; and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                                         PERCENT OF
                                                                AMOUNT AND NATURE OF     OUTSTANDING
                       NAME AND ADDRESS                         BENEFICIAL OWNERSHIP      SHARES(1)
--------------------------------------------------------------  --------------------     -----------
Black Creek Limited Partnership...............................        5,703,657(2)           37.4%
(Paul Pfleger)
  1201 Third Avenue
  Suite 5400
  Seattle, WA 98101

Madrona Ridge Limited Partnership.............................        2,178,839(3)           14.3
(John M. Orehek)
  1201 Third Avenue
  Suite 5400
  Seattle, WA 98101

US Online Communications L.L.C. ..............................        1,666,667(4)           10.9
  1201 Third Avenue
  Suite 5400
  Seattle, WA 98101

William H. Oberlin............................................          431,055(5)            2.8
Jay T. Caldwell...............................................           26,085(6)              *
Scott B. Perper...............................................           23,937(7)              *
Karl D. Guelich...............................................           14,162(8)              *
John M. Zrno..................................................           79,130(9)              *
Marvin C. Moses...............................................           68,483(10)             *
Daniel M. Dennis..............................................                0                 *
Robert L. Nitschke............................................           10,000(11)             *
Robert J. Chamberlain.........................................           19,000(12)             *
Eric G. Peterson..............................................                0                 *
All Executive Officers and Directors as a Group (13                   6,916,172(13)          45.4
  persons)....................................................

---------------
  *  Less than 1%

 (1) This table is based upon information supplied by directors, officers and principal shareholders. Percentage of ownership is based on 15,224,921 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the Rules of the Commission, and includes voting and investment power with respect the shares of Common Stock. Shares of Common Stock subject to options, warrants or other securities which are currently exercisable or exercisable within 60 days of the Record Date as well as shares of Common Stock issuable upon conversion of convertible notes are deemed outstanding when computing the percentage of the person holding such options, but are not deemed outstanding when computing the percentage of any other person.

 (2) Paul Pfleger has sole voting and investment power with respect to 3,993,297 shares by virtue of being the President and sole director of the corporate general partner of this limited partnership. Includes 1,666,667 shares of Common Stock held by US Online Communications L.L.C. (formerly Communications Access L.L.C.) with respect to which Mr. Pfleger shares voting and investment power. See footnote (4) below. Also includes 13,937 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997 and 31,943 shares of Common Stock issuable upon conversion of $450,000 aggregate principal of convertible notes held by Mr. Pfleger. See "Proposal
1 -- Election of Directors -- Certain Relationships and Related Transactions."

 (3) John M. Orehek has sole voting and investment power with respect to 482,676 shares owned by Madrona Ridge Limited Partnership by virtue of being the President and sole director of the corporate general partner of this limited partnership. Includes 1,666,667 shares held by US Online Communications L.L.C. with respect to which Mr. Orehek shares voting and investment power. See footnote (4) below. Also includes 13,937 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997 and 17,746 shares of Common Stock issuable upon conversion of $250,000 aggregate principal of convertible notes held by Mr. Orehek. See "Proposal 1 -- Election of Directors -- Certain Relationships and Related Transactions."

 (4) Mr. Pfleger and Mr. Orehek are managers of US Online Communications L.L.C. and share voting and investment power over the shares held by this entity.

 (5) Includes 242,945 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997 and 188,110 shares of Common Stock issuable upon conversion of $2,650,000 aggregate principal of convertible notes held by a trust established by Mr. Oberlin in which he has a beneficial interest. See "Proposal 1 -- Election of Directors -- Certain Relationships and Related Transactions."

 (6) Includes 26,053 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997.

 (7) Scott B. Perper is an officer of First Union Corporation. Does not include 640,484 shares of Common Stock held by First Union Corporation, as to which Mr. Perper disclaims beneficial ownership. Includes 13,937 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997.

 (8) Includes 13,937 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997.

 (9) Includes 50,737 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997 and 28,393 shares of Common Stock issuable upon conversion of $400,000 aggregate principal of convertible notes held by a trust established by Mr. Zrno in which he has a beneficial interest. See "Proposal 1 -- Election of Directors -- Certain Relationships and Related Transactions."

(10) Includes 50,737 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997 and 17,746 shares of Common Stock issuable upon conversion of $250,000 aggregate principal of convertible notes held by a trust established by Mr. Moses in which he has a beneficial interest. See "Proposal 1 -- Election of Directors -- Certain Relationships and Related Transactions."

(11) Represents 10,000 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997.

(12) Represents 19,000 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997.

(13) Includes (i) 474,780 shares of Common Stock subject to options exercisable within 60 days of April 29, 1997 and (ii) 283,938 shares of Common Stock issuable upon conversion of $4,000,000 aggregate principal of convertible notes.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight (8) directors classified into three classes. Class I directors are Karl D. Guelich and Scott B. Perper, Class II directors are Daniel M. Dennis, Marvin C. Moses and John M. Orehek and Class III directors are William H. Oberlin, Paul H. Pfleger and John M. Zrno. At the Annual Meeting, the shareholders will vote on the election of two Class I directors for a three-year term expiring at the Annual Meeting of shareholders in 2000. At present, Class II directors will hold office until the Company's 1998 annual shareholder meeting, and Class III directors will hold office until the Company's 1999 annual shareholders meeting. All directors hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

     The Board of Directors has nominated Karl D. Guelich and Scott B. Perper for re-election to the Board as the Class I directors. Although the Board of Directors anticipates that Messrs. Guelich and Perper will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that proxies will be voted for election of substitute nominee or nominees designated by the Board of Directors.

VOTE REQUIRED FOR ELECTION; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The two Class I nominees receiving the highest number of votes cast for the election of directors shall be elected Class I directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF MESSRS. GUELICH AND PERPER. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for all nominees named below.

BIOGRAPHICAL INFORMATION

     Mr. Karl D. Guelich, 54, has served as a director of the Company since November 1995 and served as a consultant to the Company from March 1996 to April 1996. Since March 1993, Mr. Guelich has been in private practice as a certified public accountant. From June 1964 to February 1993, Mr. Guelich was employed by Ernst & Young LLP, where he served as the Area Managing Partner for the Pacific Northwest offices headquartered in Seattle from October 1986 to November 1992. Mr. Guelich serves on the Company's Audit Committee.

     Mr. Scott B. Perper, 41, has served as a director of the Company since June 1994. Mr. Perper has been a Senior Vice President of First Union Corporation, a bank holding company, and First Union National Bank of North Carolina since January 1990, and an executive of First Union Capital Partners, the private equity and mezzanine investment arm of First Union Corporation, since February 1989. Mr. Perper serves on the Company's Compensation Committee.

     Mr. Daniel M. Dennis, 49, has served as a director of the Company since July 1996. Mr. Dennis served in numerous executive positions since joining MCI in 1973, the most recent being president of MCI Large Accounts, a division of MCI, from February 1996 to August 1996. Although Mr. Dennis continues to serve as a consultant to MCI, he resigned from MCI effective August 1996. Mr. Dennis serves on the Company's Audit Committee.

     Mr. Marvin C. Moses, 52, has served as a director of the Company and a consultant to the Company since May 1996. From August 1995 to January 1996, Mr. Moses was Executive Vice President and Chief Financial Officer of Frontier Corporation and from January 1996 to April 1996 Mr. Moses was Vice Chairman and Chief Financial Officer of Frontier Corporation. He also was Chief Financial Officer and a director of ALC Communication Corporation ("ALC"), a long distance telecommunications service provider, from October 1988 and September 1989, respectively, until its merger with Frontier Corporation in August 1995. Mr. Moses serves on the Company's Audit Committee.

     Mr. John M. Orehek, 42, has served as a director of the Company since January 1993. Mr. Orehek has served as President and Chief Executive Officer of SP Investments Inc., an investment management company, from 1991 to the present. In addition, Mr. Orehek has been a director of IREMCO since 1993. From 1987 to 1991, Mr. Orehek was President of Hallmark Capital Partners, Ltd., a Seattle-based real estate development corporation. Mr. Orehek serves on the Company's Audit Committee and Compensation Committee.

     Mr. William H. Oberlin, 52, has served as President, Chief Executive Officer and a director of the Company since May 1996. Prior to joining the Company, Mr. Oberlin was President and Chief Operating Officer of Frontier Corporation from August 1995 to November 1995 and was Executive Vice President, Chief Operating Officer and a director of ALC from October 1988, July 1990 and July 1993, respectively, until its merger with Frontier Corporation in August 1995.

     Mr. Paul Pfleger, 61, has been Vice Chairman of the Company's Board of Directors since December 1996. In addition, he served as the Chairman of the Company's Board of Directors from the Company's formation in 1989 until December 1996, and he served as acting President and Chief Executive Officer of the Company from April 1996 to May 1996. Mr. Pfleger was a founder and currently is Chairman of the Board of Directors of SP Investments, Inc. Mr. Pfleger has been Chairman of the Board of Directors of Interfinancial Real Estate Management Company, a real estate management company, since 1984 and has been its President since April 1993. Pursuant to a shareholder's agreement (the "Shareholder's Agreement") among Ashok Rao, a former officer of the Company, trusts for benefit of family members of Mr. Rao and limited partnerships controlled by Messrs. Pfleger and Orehek, the parties thereto have agreed to vote their shares to elect Mr. Pfleger to the Board of Directors. The Shareholders' Agreement expires on June 7, 1999. See "-- Certain Relationships and Related Transactions."

     Mr. John M. Zrno, 58, has served as the Chairman of the Company's Board of Directors since December 1996. In addition, he has served as a director of the Company and a consultant to the Company since May 1996. From August 1995 to October 1995, Mr. Zrno was Vice Chairman of Frontier Corporation, a long distance telecommunications provider, and was President, Chief Executive Officer and a director of ALC from August 1988 until its merger with Frontier Corporation in August 1995.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended December 31, 1996, there were 12 meetings and 16 actions by consent in lieu of a meeting of the Board of Directors. Each of the incumbent directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board of Directors on which he served during his term of service on the Board during 1996.

     The Company has established two standing committees of the Board of
Directors: an Audit Committee and a Compensation Committee. The Audit Committee reviews the functions of the Company's management and independent auditors pertaining to the Company's financial statements and performs such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors. The Members of the Audit Committee are Messrs. Orehek, Guelich and Moses. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's executive officers and directors and administers the Company's employee benefit plans. The members of the Compensation Committee are Messrs. Orehek, Perper and Dennis. The Company does not have a nominating committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, certain officers and persons who own more than ten percent (10%) of the Company's outstanding Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) reports.

     To the Company's knowledge, based solely on its review of copies of all such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were complied with except that Messrs. Moses, Oberlin and Zrno failed to report on a timely basis on Form 4 their purchases of the Company's 8 1/4% Convertible Subordinated Notes due 2003 from the Company, and Messrs. Pfleger, Guelich and Orehek failed to report on a timely basis on Form 4 grants of options received under the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan").

EXECUTIVE COMPENSATION

     The following table shows compensation paid by the Company for services rendered during its fiscal years ended December 31, 1994, 1995 and 1996 to (a) all individuals serving as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996, (b) the four most highly compensated individuals (other than any individual described under item (a) above) who were serving as executive officers of the

Company at December 31, 1996 and whose total annual salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000; and (c) two additional individuals who would have been included under item (b) above but for the fact that the individual was not serving as an executive officer of the Company at December 31, 1996 (collectively, the "Named Executive Officers").

                       SUMMARY ANNUAL COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                         --------------
                                                                           SECURITIES
                                      YEAR ENDED                           UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION      DECEMBER 31     SALARY     BONUS    OPTIONS(#)(1)    COMPENSATION(2)
-----------------------------------  ------------   --------   -------   --------------   ---------------
William H. Oberlin(3)..............      1996       $182,531   $    --      1,214,724        $   6,343
  President and Chief Executive
  Officer

Ashok Rao(4).......................      1996        142,143        --             --          154,886
  President and Chief                    1995        292,500        --          3,000            7,830
  Executive Officer                      1994        300,000        --        278,775            3,762

Robert N. Nitschke(5)..............      1996        147,270        --         25,000           17,218
  Executive Vice President,              1995         33,987        --         50,000              128
  Operations

Robert J. Chamberlain(6)...........      1996         84,344        --         75,000           37,379
  Executive Vice President, Chief
  Financial Officer, Treasurer and
  Asst. Secretary

Jay T. Caldwell(7).................      1996         98,781    81,612             --            3,157
  Senior Vice President,                 1995         97,500        --         15,750            3,207
  Revenue Management                     1994        100,000        --          5,478           17,289

Eric G. Peterson(8)................      1996        118,036        --             --           13,959
  Executive Vice President               1995        117,000        --          1,000            4,105
  and Treasurer                          1994        118,667        --          1,663            4,521

---------------
(1) The 1994 amounts include immediately exercisable options granted in March 1995 in lieu of cash bonuses for 1994 to Messrs. Rao, Caldwell and Peterson of 18,375, 1,663 and 1,103 shares of Common Stock, respectively. These options are exercisable at $2.29 per share and expire on the tenth anniversary of the date of grant.

(2) Unless otherwise noted, amounts included under other compensation are for payments under the Company's 401(k) Plan and payments for term life insurance premiums.

(3) Mr. Oberlin joined the Company in May 1996 and was paid during 1996 at an annual rate of $300,000.

(4) Mr. Rao resigned as an officer of the Company in April 1996. Included in other compensation for 1996 are severance payments of $151,015.

(5) Included in other compensation for 1996 is a reimbursement of $13,643 for relocation and moving expenses. In connection with the Company's relocation of its headquarters from Washington to Michigan, Mr. Nitschke has announced his intention to resign as an officer of the Company at an undetermined date in the future.

(6) Mr. Chamberlain joined the Company in April 1996 and was paid during 1996 at an annual rate of $120,000. Included in other compensation for 1996 are consulting payments of $34,896. In connection with the Company's relocation of its headquarters from Washington to Michigan, Mr. Chamberlain has announced his intention to resign as an officer of the Company at an undetermined date in the future.

(7) Mr. Caldwell resigned as an officer of the Company in April 1997. The bonus paid in 1996 for performance in 1995 consisted of a one-time payment in an amount determined by the Company's board of directors, in its discretion. Included in other compensation for 1994 is a reimbursement of $15,000 for relocation and moving expenses.

(8) Mr. Peterson resigned as an officer of the Company in May 1996. Included in other compensation for 1996 are severance payments of $10,000.

STOCK OPTION GRANTS

     The following table sets forth further information regarding grants of options to purchase Common Stock made by the Company pursuant to the Company's 1993 Stock Option Plan during the fiscal year ended December 31, 1996 to each of the Named Executive Officers.

                             OPTION GRANTS IN 1996

                       NUMBER OF     PERCENT                                                 POTENTIAL REALIZABLE VALUE
                       SECURITIES    OF TOTAL                                                AT ASSUMED ANNUAL RATES OF
                       UNDERLYING    OPTIONS      EXERCISE      MARKET                        STOCK PRICE APPRECIATION
                        OPTIONS     GRANTED TO   PRICE PER     PRICE ON                          FOR OPTION TERM(4)
                        GRANTED     EMPLOYEES      SHARE        DATE OF     EXPIRATION   -----------------------------------
         NAME            (#)(1)      IN 1996     ($/SH)(2)    GRANT($)(3)      DATE       0%($)       5%($)        10%($)
---------------------- ----------   ----------   ----------   -----------   ----------   --------   ----------   -----------
William H. Oberlin.... 1,214,724       36.92%      $ 8.00       $  8.00      05/25/06    $     --   $6,111,467   $15,487,658
Ashok Rao(5)..........        --          --           --            --            --          --           --            --
Robert L.
  Nitschke(6).........    25,000        0.76%       12.00         12.00      10/29/06          --      188,668       478,123
Robert J.
  Chamberlain(6)......     5,000        0.15%        7.00          8.00      04/23/06       5,000       30,156        68,750
                          70,000        2.13%        8.00         14.25      06/07/06     437,500    1,064,822     2,027,258
Jay T. Caldwell(5)....        --          --           --            --            --          --           --            --
Eric G. Peterson(5)...        --          --           --            --            --          --           --            --

---------------
(1) Generally under the Company's 1993 Stock Option Plan, twenty percent of the options vest for each full year that the optionee renders services to the Company after the date of grant. The option for the purchase of 5,000 shares granted to Mr. Chamberlain was fully vested at the time of grant. The vesting of options may be accelerated at the discretion of the administrator of the 1993 Stock Option Plan and will accelerate upon the occurrence of certain events resulting in a change in control of the Company. See "-- 1993 Stock Option Plan."

(2) The exercise price may be paid by delivery of already owned shares, subject to certain conditions.

(3) The fair market value of the underlying Common Stock on the date of grant is determined by the Board of Directors in accordance with the terms of the 1993 Stock Option Plan.

(4) Potential realizable value is based on the assumption that the fair market value of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Disclosure of these assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices. The actual value realized may be greater or less than the potential realizable value set forth in the table.

(5) Messrs. Rao and Peterson resigned during April and May 1996, respectively. Mr. Caldwell resigned effective April 1997.

(6) In connection with the Company's relocation of its headquarters from Washington to Michigan, Messrs. Nitschke and Chamberlain have announced their intention to resign as officers of the Company at an undetermined date in the future.

     The following table sets forth certain information as of December 31, 1996 regarding options to purchase Common Stock held as of December 31, 1996 by each of the Named Executive Officers as well as the exercise of such options during the fiscal year ended December 31, 1996. In addition, the following table reports the values for in-the-money options, which values represent the positive spread between the exercise price of such options and the fair market value of the Company's Common Stock as of December 31, 1996.

                        AGGREGATED 1996 YEAR-END OPTIONS

                                                               NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                                  UNDERLYING                IN-THE-MONEY OPTIONS
                                                            UNEXERCISED OPTIONS AT             AT DECEMBER 31,
                              SHARES                         DECEMBER 31, 1996(#)                1996($)(2)
                            ACQUIRED ON      VALUE      ------------------------------   ---------------------------
                            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE
                            -----------   -----------   -----------   ----------------   -----------   -------------
William H. Oberlin.........        --      $      --           --         1,214,724        $    --       $ 607,362
Ashok Rao(3)...............   122,535        891,151           --                --             --              --
Robert N. Nitschke(4)......        --             --       10,000            65,000             --              --
Robert J. Chamberlain(4)...        --             --        5,000            70,000          7,500          35,000
Jay T. Caldwell(3).........        --             --       19,928            18,800         59,306          18,506
Eric G. Peterson(3)........    89,163        965,200        1,000                --             --              --

---------------
(1) Future ability to exercise is subject to vesting and the optionee remaining employed by the Company.

(2) Calculated on the basis of the closing price of the Company's Common Stock on December 31, 1996, which was $8.50, less the exercise price. There is no guarantee that if and when these options are exercised they will have this value.

(3) Messrs. Rao and Peterson resigned during April and May 1996, respectively. Mr. Caldwell resigned effective April 1997.

(4) In connection with the Company's relocation of its headquarters from Washington to Michigan, Messrs. Nitschke and Chamberlain have announced their intention to resign as officers of the Company at an undetermined date in the future.

DIRECTOR COMPENSATION

     At the time of the Company's initial public offering on July 6, 1995, the 1993 Stock Option Plan provided for the automatic grant of a Nonqualified Option (as defined herein) to purchase 8,750 shares of Common Stock to all non-employee directors of the Company (with certain exclusions that were eliminated as of November 1995) upon their election to the Board of Directors, and an additional option to purchase 4,375 shares of Common Stock each subsequent year, both at a price equal to the fair market value of the Company's Common Stock on the date of grant. Such options vest at a rate of fifty percent (50%) per year and expire ten years after the date of grant. On July 25, 1996, the Board approved an amendment to the 1993 Stock Option Plan to revise the provisions relating to automatic grants of options to purchase shares of the Company's Common Stock to all non-employee directors. Pursuant to the 1993 Stock Option Plan, as amended, non-employee directors are each granted a Nonqualified Option to purchase 50,000 shares of Common Stock upon initial election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Such options vest at a rate of twenty percent (20%) per year and expire ten years after the date of grant. The July 1996 Board action also provided for the grant to each non-employee director then serving on the Board of an option to purchase shares of Common Stock equal to 50,000 minus the number of shares subject to options granted to each non-employee director under the 1993 Stock Option Plan prior to its amendment. The vesting schedule of these additional option grants began on November 9, 1995 with respect to Messrs. Pfleger, Orehek, and Perper and on the date of election to the Board for all other non-employee directors at a rate of twenty percent (20%) per year. These options were granted subject to approval by shareholders of an increase in shares available for purchase under the 1993 Stock Option Plan, which approval was obtained at the annual meeting of the Company's shareholders held in October 1996.

     On March 15, 1996, the Company entered into a consulting agreement with Karl D. Guelich whereby Mr. Guelich assisted the Company with respect to financial matters. The consulting agreement provided for monthly compensation of $20,000. The consulting agreement terminated effective April 30, 1996. Mr. Guelich was paid a total of $35,000 pursuant to this agreement.

     Effective May 1996, the Company entered into consulting agreements with Marvin C. Moses and John M. Zrno pursuant to which Messrs. Moses and Zrno (collectively, the "Consultants") have each agreed to provide consulting services to the Company with respect to (a) identifying and assisting in the negotiation and closing of new business acquisitions, (b) establishing investor and other strategic relations, and (c) advising the Company's Board of Directors on critical strategic financial matters. Under the consulting agreements, the Consultants are to make themselves reasonably available to the Company's Board of Directors and are to devote approximately twenty-five percent of their time and efforts to the Company's affairs. Pursuant to the consulting agreements, the Company is required to pay each of the Consultants a retainer of $8,333 per month. In addition, in connection with the consulting agreements, the Company has granted each of the Consultants Nonqualified Options for the purchase of 253,681 shares of the Company's Common Stock pursuant to and in accordance with the Company's 1993 Stock Option Plan. The options vest ratably over a five-year period, with the first twenty percent (20%) installment vesting in May 1997, and are exercisable for $8.00 per share. The consulting agreements each terminate after a period of five years beginning on June 1, 1996, unless terminated earlier in accordance with the terms thereof. The Company has the right to terminate the consulting agreements at any time for cause, as defined therein. The Company or either of the Consultants may terminate the consulting agreements, or reduce the time required to be devoted to the Company thereunder, at any time upon 30 days prior written notice, in which case the Consultant's retainer and unvested stock options shall be reduced proportionately.

EMPLOYMENT AGREEMENT

     Effective May 1996, the Company entered into an employment agreement with William H. Oberlin, the Company's President and Chief Executive Officer. The agreement provides for a monthly base salary of $25,000 per month as well as certain other compensation, subject to annual review by the Board of Directors. In addition, the agreement requires that, on or before August 30, 1996, the Board of Directors formulate and adopt a bonus plan for the year ending December 31, 1996. See "-- Report of the Compensation Committee on Annual
Compensation -- President and Chief Executive Officer Compensation." In connection with entering into the agreement, the Company has granted Mr. Oberlin options to purchase 1,214,724 shares of Common Stock pursuant to the 1993 Stock Option Plan. The options vest ratably over a five-year period, with the first twenty percent (20%) installment vesting in May 1997, and are exercisable for $8.00 per share. In the event that Mr. Oberlin's employment is terminated by the Board of Directors "without cause," or if Mr. Oberlin voluntarily resigns within 180 days of a "change of control" of the Company (as such terms are defined in the agreement), Mr. Oberlin is entitled to two years severance. In the event that Mr. Oberlin's employment is terminated by mutual agreement, or if Mr. Oberlin voluntarily resigns under certain limited circumstances, Mr. Oberlin is entitled to 12 months severance. Severance equals the sum of (i) the annualized base salary at the time of termination, and (ii) either the average annual bonuses for the fiscal years preceding termination or, if no bonuses have been established or paid for such period, the annualized base salary at the time of termination. Severance is payable in equal monthly installments, without interest, commencing on the last day of the month of termination. In the event that Mr. Oberlin is entitled to severance, he will continue to receive medical, life, disability and group term life insurance benefits (or the cash equivalent thereof), and options granted to him under the 1993 Stock Option Plan will continue to vest, during the applicable severance period as if his employment had not been terminated. In the event of Mr. Oberlin's death, vesting of options otherwise vesting over the two-year period following his death will be accelerated. The agreement also contains a non-interference provision pursuant to which Mr. Oberlin has agreed, for a period of six months after the termination of his employment, to preserve the confidentiality of the Company's customer list, to refrain from actively soliciting the Company's customers existing at the date of termination and to refrain from soliciting or hiring the Company's executive or management level employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1996, the Compensation Committee of the Board of Directors consisted of Messrs. Orehek, Perper and Dennis. None of these individuals has served at any time as an officer or employee of the Company.

     From time to time, the Company has engaged in certain transactions with members of the Board of Directors and the Compensation Committee. See
"-- Certain Relationships and Related Transactions."

REPORT OF THE COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

     The Compensation Committee is composed entirely of non-employee, outside directors and it reviews and approves executive officer salaries and bonuses upon recommendations made by the President and Chief Executive Officer, and administers certain of the Company's compensation plans. The Compensation Committee believes that compensation of its executive officers should be substantially related to the performance of the Company, with performance to be measured by objective considerations such as revenue growth, earnings before income tax, depreciation and amortization, earnings per share and stock price of the Company, as well as other subjective considerations.

     The compensation package provided to executive officers consists primarily of (i) base salary, (ii) bonus and (iii) long-term incentives in the form of stock options.

     Base Salary. In 1996, it was the goal of the Committee that the combination of base salary and incentive bonus paid to the executive officers of the Company be comparable to cash remuneration paid to executives performing similar duties for companies of comparable size in the telecommunications industry. Although generally available data on the compensation of executive officers in the Pacific Northwest is considered, the experience of the Chief Executive Officer and the members of the Committee and their knowledge of the community and industry practice was the primary basis for this determination.

     Base salaries for executive officers other than the President and Chief Executive Officer are determined annually by the President and Chief Executive Officer, and reviewed by the Committee. In determining salary adjustments for executive officers, the President and Chief Executive Officer and the Committee consider (i) the individual officer's historical performance against corporate and individual goals and the scope of his or her job responsibilities, (ii) compensation packages provided to executives performing similar duties for companies of comparable size in the Pacific Northwest, (iii) the rate of inflation, (iv) salary adjustments to be awarded to other executive officers of the Company, and (v) other subjective factors.

     Bonus. Prior to 1996, bonuses were determined annually by the President and Chief Executive Officer, and reviewed by the Committee. Except for a one-time bonus paid to an officer in 1996 (see "-- Executive
Compensation -- Summary Annual Compensation Table"), no bonuses were paid in 1995 or 1996 with respect to performance in 1994 or 1995, respectively. On January 10, 1997, the Board of Directors approved the 1997 Executive Bonus Plan (the "Bonus Plan"). The Bonus Plan establishes three factors to be considered by the Compensation Committee to determine the amount of bonuses paid to the executive officers of the Company. These factors are total revenue, gross margin, and total sales, general and administrative expenses as a percentage of total revenue.

     Stock Option Plans. The Compensation Committee is the sole administrator of the 1993 Stock Option Plan. Options to purchase the Company's Common Stock may be granted under the 1993 Stock Option Plan in an effort to align the interest of management with those of shareholders and provide a reward for long-term performance. Historically, options granted by the Company have been granted with an exercise price equal to the market price of the Company's stock on the date of grant. Accordingly, options generally will have value to the holder only if the Company's stock price increases. Outstanding options generally become exercisable at a rate of twenty percent (20%) per year. Options are granted from time to time to executive officers and other management and supervisory personnel based on recommendations of the President and Chief Executive Officer, with the size of grants generally falling within predetermined ranges tied to job grade. At April 29, 1997, shares issuable upon exercise of outstanding options as a percentage of the outstanding shares (assuming options are exercised) of Common Stock was 20%.

     President and Chief Executive Officer Compensation. Pursuant to the employment agreement between the Company and William H. Oberlin, the Company's President and Chief Executive Officer (see "-- Employment Agreement"), entered into at the time of his initial engagement by the Company, Mr. Oberlin is entitled to receive a monthly base salary of $25,000 per month, as well as certain other compensation, subject to annual review by the Board of Directors. In addition, the agreement requires that, on or before August 30, 1996, the Board of Directors formulate and adopt a bonus plan for the year ending December 31, 1996. However, the parties have instead agreed to permit Mr. Oberlin to add an amount equal to his base salary of $175,000 paid in 1996 to the basis used in 1997 or 1998, as Mr. Oberlin may elect, for purposes of calculating his bonus to be paid in 1998 or 1999, as the case may be. The agreement further provides that for each calendar year starting January 1, 1997, the Board of Directors is to establish a bonus formula structured to pay out one hundred percent of Mr. Oberlin's base salary if the Company meets certain quantitative and qualitative targets set forth in its annual business plan, or a greater or lesser percentage of the base salary in proportion to the amount by which the Company exceeds of falls short of such targets. The Board of Directors has not yet established the quantitative and qualitative measurements upon which the 1997 and 1998 bonuses are to be determined.

     Limit on Tax Deduction for Executive Compensation. Beginning in 1994, the federal income tax deduction for certain non-performance based compensation paid to the chief executive officer and the four other most highly compensated officers of publicly held corporations is limited $1 million per officer per fiscal year. The Committee's present intention is to seek to comply with the requirements to permit the compensation paid to the Company's officers to be deductible, unless the Committee feels that required changes would not be in the best interest of the Company or it shareholders.

                                          COMPENSATION COMMITTEE

                                          John M. Orehek
                                          Scott B. Perper
                                          Daniel M. Dennis

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1994, the Company entered into a Senior Subordinated Note and Warrant Agreement with, and completed the sale of $14.8 million principal amount of senior subordinated notes (the "Subordinated Notes") to, First Union Corporation ("First Union"). Following the sale of the Subordinated Notes, Scott
B. Perper, a Senior Vice President of First Union, was appointed to serve on the Company's Board of Directors, and he continues to serve in that capacity. The Company paid First Union a loan initiation fee of $375,000 in connection with issuance of the Subordinated Notes. During 1995 the Company paid interest on the Subordinated Notes to First Union in the amount of $782,575. The Company prepaid the Subordinated Notes in full with the proceeds of its initial public offering.

     In connection with the issuance of the Subordinated Notes, the Company also issued warrants to First Union to acquire up to 640,484 of the Company's Common Stock at an exercise price of $.0001 per share. In July 1995, First Union exercised its Warrants for a total of 640,484 shares of Common Stock. The Company has committed to register the public offer and sale of these shares under the Securities Act under certain circumstances. First Union has certain preemptive rights to purchase additional shares of Common Stock offered by the Company, subject to a number of exceptions. In addition, First Union has certain rights to information concerning the Company until the shares of Common Stock held by it constitute less than one percent of the outstanding Common Stock.

     Paul Pfleger and Ashok Rao, formerly the Company's Chief Executive Officer, President and a director, own 88% and 12%, respectively, of QuestWest Inc. ("QuestWest"), one of two general partners of Quest America L.P., ("Quest LP"). John M. Orehek is the sole limited partner of Quest LP. Messrs. Pfleger, Rao and Orehek are directors and Messrs. Rao and Orehek are officers of QuestWest. QuestWest holds an 84.995% interest in Quest LP, subject to reduction if Quest LP meets certain earnings and sales targets. In December 1993, Quest LP entered into a distribution agreement with the Company pursuant to which Quest LP is entitled to receive commissions on sales for the Company at a rate equal to the most favorable rate provided by the Company to any of its distributors. Quest LP received $66,456 in net commissions on 1994 invoices. Effective March 6, 1995, Messrs. Pfleger, Rao and Orehek granted the Company an option to purchase their entire interests in QuestWest and Quest LP for an exercise price equal to the total amount paid to acquire their respective interests, which then aggregated $823,170. The parties terminated the option effective October 24, 1995.

     In June 1995, Paul Pfleger and Ashok Rao agreed in writing to indemnify and hold the Company harmless from any costs, expenses or other liabilities incurred by the Company in connection with a claim asserted in June 1995 by an affiliate of the co-general partner of Quest LP that he or an affiliated party is entitled to purchase 3% of the Company's outstanding stock for $1 million. The Company believes that no such right exists and that this claim is without merit.

     In June 1994, the Company entered into an employment agreement with Ashok Rao, then the President, Chief Executive Officer and a director of the Company. In April 1996, Mr. Rao resigned from the Company and pursuant to his employment agreement he is entitled to severance payments of $25,000 per month for 24 months from April 1996. In addition, pursuant to the terms of a Shareholders' Agreement, the Company has called for the repurchase of all of the shares of Common Stock owned by Mr. Rao and by certain trusts established by Mr. Rao (the "Rao Shares"). The purchase price has been determined by arbitration to be $6.80/share. The purchase price is payable in 36 equal monthly installments commencing on May 15, 1997 and will bear interest at a rate of 8% per annum from April 18, 1996. Under an agreement between Mr. Rao and Paul Pfleger pursuant to which Mr. Rao purchased the Rao Shares from Mr. Pfleger, Mr. Pfleger is entitled to receive payments aggregating approximately $2.9 million out of the proceeds received by Mr. Rao from the redemption of the Rao Shares.

     In May of 1996, the Company entered into consulting agreements with Karl D. Guelich, Marvin Moses and John Zrno and an employment agreement with Mr. Oberlin. See "-- Director Compensation" and "-- Employment Agreement." Mr. Guelich's consulting agreement was terminated.

     On April 4, 1996, the Company entered into an agreement with Tie Communications, Inc., ("Tie"), appointing Tie as an independent distributor for selling the Company's long distance services. Mr. Moses is a director of Tie Mr. Pfleger and Mr. Orehek together own 95.2% of Tie. Through December 31, 1996, no commissions had been paid to Tie pursuant to this agreement.

     On August 22 and September 6, 1996, the Company sold $97,743,000 aggregate principal amount of 8 1/4% Convertible Subordinated Notes due 2003 (the "Notes") in a private placement (the "Note Placement"). William H. Oberlin, John M. Zrno, Marvin C. Moses, Paul H. Pfleger and John M. Orehek purchased Notes from the Company in the Note Placement and beneficially own $2,650,000, $400,000, $250,000, $450,000 and $250,000 principal amount of Notes, respectively. Mr. Oberlin is the Company's President and Chief Executive Officer as well as a director. Mr. Zrno is Chairman of the Company's Board of Directors. Mr. Pfleger is Vice Chairman of the Company's Board of Directors. Messrs. Moses and Orehek are directors. The foregoing individuals purchased and own the Notes on the same terms, and subject to the same conditions, applicable to all other holders of the Notes acquired in the Note Placement.

1993 STOCK OPTION PLAN

     Pursuant to the 1993 Stock Option Plan, Nonqualified Options are automatically granted to non-employee directors of the Company, with certain exceptions, as described in "-- Director Compensation" above.

     Pursuant to the 1993 Stock Option Plan, the Company may grant options to purchase shares of Common Stock which are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") ("Incentive Options"), or which do not so qualify ("Nonqualified Options"). The Compensation Committee of the Board of Directors is currently the Plan Administrator for the 1993 Stock Option Plan. Incentive Options may be granted to any employee, including employees who are directors, and Nonqualified Options may be granted to such persons as the Plan Administrator shall select, including employees, consultants and directors of the Company. The Plan Administrator determines the terms and conditions of options granted under the 1993 Stock Option Plan, including the exercise price, provided that the exercise price for Incentive Options must be equal to or greater than the fair market value of the Common Stock on the date of grant, and the exercise price of Incentive

Options granted to persons who own more than ten percent (10%) of the Common Stock must be equal to or greater than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of grant.

     Unless otherwise provided by the Plan Administrator, options granted under the 1993 Stock Option Plan ("Options") vest at a rate of twenty percent (20%) after the first year and thereafter at twenty percent (20%) per year over a four-year period so that all options are fully vested after five years. Outstanding options vest, at the discretion of the Plan Administrator, upon the occurrence of the liquidation or dissolution of the Company. Options are exercisable for a period of ten years from the date of grant, except that Incentive Options granted to persons who own more than ten percent (10%) of the Common Stock are exercisable only for a period of five years from the date of grant. Options may not be transferred other than by will or by applicable laws of descent and distribution except that options may be transferred to a trust established solely for the benefit of the immediate family members of the option holder or to one or more partnerships of which the only partners are members of the option holder's immediate family provided no consideration is paid in connection with such transfers and subject to certain additional conditions. Notwithstanding a vesting schedule, the 1993 Stock Option Plan provides for the immediate vesting of options upon the occurrence of certain events. In general, such events include (i) the commencement of a tender or exchange offer for Common Stock unless by its terms the offeror would be the beneficial owner of less than 30% of the shares of Common Stock then outstanding, (ii) a merger, consolidation, reorganization or other transaction pursuant to which the persons holding shares of Common Stock immediately prior to the transaction have immediately following the transaction less than 50% of the combined voting power of the outstanding voting equity securities of the surviving entity, (iii) any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company or (iv) the accumulation by any person (with certain exceptions) of beneficial ownership of securities of the Company representing 30% or more of the combined voting power of the then outstanding voting securities of the Company. Under certain circumstances, accelerated vesting could have the effect of delaying, deferring or preventing unfriendly offers or other efforts to obtain control of the Company and could thereby deprive the shareholders of opportunities to receive a premium on their Common Stock and could make removal of incumbent management more difficult. On the other hand, accelerated vesting may induce any person seeking control of the Company or business combination with the Company to negotiate on terms acceptable to the Board of Directors.

     As of March 31, 1997, the Company had reserved for issuance 4,091,745 shares of Common Stock under the 1993 Stock Option Plan subject to adjustment for stock splits and similar changes in the Company's capitalization. As of March 31, 1997, Options to purchase an aggregate of 3,888,234 shares of Common Stock were outstanding under the 1993 Stock Option Plan and a total of 203,421 shares of Common Stock remained available for grant. As of March 31, 1997, outstanding Options were exercisable at prices ranging from $2.29 to $18.50 per share. Shares subject to Options that have lapsed or terminated may again be subject to options granted under the 1993 Stock Option Plan.

MIDCOM STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns on the Company's Common Stock against the cumulative total return for The Nasdaq Stock Market -- U.S. Index and The Nasdaq Telecommunications Index. The graph assumes an investment of $100 on July 7, 1995, the date of the Company's Common Stock began trading on the Nasdaq National Market, in the Company's Common Stock, The Nasdaq Stock Market -- U.S. Index and The Nasdaq Telecommunications Index. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.

                      18-MONTH CUMULATIVE TOTAL RETURN OF
     MIDCOM COMMON STOCK COMPARED TO THE NASDAQ STOCK MARKET -- U.S. INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                          MIDCOM
        MEASUREMENT PERIOD            COMMUNICATIONS       NASDAQ STOCK           NASDAQ
      (FISCAL YEAR COVERED)              INC.|MCCI         MARKETUS|INAS     TELECOMMUNICATIONS|INAT
7/7/95                                     100                 100                 100
DEC-95                                     166                 109                 109
DEC-96                                      77                 134                 112

      PROPOSAL 2 -- APPROVAL OF THE ADOPTION OF THE 1997 STOCK OPTION PLAN

BACKGROUND

     The Board of Directors adopted the 1997 Stock Option Plan (the "1997 Stock Option Plan") on April 30, 1997, subject to shareholder approval of such adoption. A total of 950,000 shares of Common Stock are proposed to be reserved for issuance under this plan. The 1997 Stock Option Plan is in addition to, and not a replacement of, the 1993 Stock Option Plan described above. See "Proposal 1 -- Election of Directors -- 1993 Stock Option Plan." The purposes of the 1997 Stock Option Plan are to retain the services of valued key employees and consultants of the Company and to encourage such persons to acquire a greater proprietary interest in the Company. Shares subject to options granted under the 1997 Stock Option Plan that have lapsed or terminated may again be subject to options granted thereunder.

SUMMARY OF 1997 STOCK OPTION PLAN

     The following is a brief description of the material provisions of the 1997 Stock Option Plan and is qualified in its entirety by the full text of the 1997 Stock Option Plan which is attached to this Proxy Statement as Appendix I.

     Pursuant to the 1997 Stock Option Plan, the Company may grant options to purchase shares of Common Stock which are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Options") or which do not so qualify ("Nonqualified Options"). The Compensation Committee of the Board of Directors will be the Plan Administrator for the 1997 Stock Option Plan. Incentive Options may be granted to any employee, including employees who are directors, and Nonqualified Options may be granted to such persons as the Plan Administrator shall select, including employees, consultants and directors of the Company. The Plan Administrator determines the terms and conditions of options granted under the 1997 Stock Option Plan, including the exercise price, provided that the exercise price for all options granted pursuant to the 1997 Stock Option Plan must be equal to or greater than the fair market value of the

Common Stock on the date of grant. No person may receive Incentive Options which provide for exercise for the first time during any calendar year of Incentive Options with an aggregate market value (determined at the date of the grant) in excess of $100,000.

     Option granted pursuant to the Company's stock option plans must vest before they may be exercised. Unless otherwise provided by the Plan Administrator, options granted under the 1997 Stock Option Plan vest at a rate of twenty percent (20%) after the first year and thereafter at twenty percent (20%) per year over a four-year period so that all options are fully vested after five years. The 1997 Stock Option Plan permits the Plan Administrator to accelerate the vesting of options at such times as shall be determined by the Plan Administrator in its sole discretion. In addition, the 1997 Stock Option Plan provides for the immediate vesting of options upon the occurrence of certain events. In general, such events include (i) the commencement of a tender or exchange offer for Common Stock unless by its terms the offeror would be the beneficial owner of less than 30% of the shares of Common Stock then outstanding; (ii) a merger, consolidation, reorganization or other transaction pursuant to which the persons holding shares of Common Stock immediately prior to the transaction have immediately following the transaction less than 50% of the combined voting power of the outstanding voting equity securities of the surviving entity; (iii) any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or (iv) the accumulation by any person (with certain exceptions) of beneficial ownership of securities of the Company representing 30% or more of the combined voting power of the then outstanding voting securities of the Company. Under certain circumstances, accelerated vesting could have the effect of delaying, deferring or preventing unfriendly offers or other efforts to obtain control of the Company and could thereby deprive the shareholders of opportunities to receive a premium on their Common Stock and could make removal of incumbent management more difficult. On the other hand, accelerated vesting may induce any person seeking control of the Company or business combination with the Company to negotiate on terms acceptable to the Board of Directors. Options granted pursuant to the 1997 Stock Option Plan terminate, with certain exceptions as permitted by the plan, upon the occurrence of the first of the following events: (i) the expiration of the term of the option as designated by the Plan Administrator at the time the option is granted (which shall not exceed ten years in the case of Incentive Options); (ii) immediately upon termination for cause; (iii) the expiration of 90 days from the date of the option holder's termination of employment or contractual relationship with the Company for any reason other than death, disability or termination for cause; or (iv) one year after the death or disability of the option holder. Incentive Options granted to persons who own more than 10% of the Company's outstanding Common Stock are exercisable only for a period of five years from the date of grant. Options granted under the 1997 Stock Option Plan may not be transferred other than by will or by applicable laws of descent and distribution except that options may be transferred to a trust established solely for the benefit of the immediate family members of the option holder or to one or more partnerships of which the only partners are members of the option holder's immediate family provided no consideration is paid in connection with such transfers and subject to certain additional conditions.

     In addition to payment of the exercise price in cash, upon approval of the Plan Administrator, an option holder may pay the exercise price by delivering to the Company shares of Common Stock previously held by such option holder or by complying with any other payment mechanism approved by the Plan Administrator from time to time.

     Incentive Options may be granted by the Plan Administrator until the tenth anniversary of the adoption of the 1997 Stock Option Plan. Nonqualified Options may be granted under the 1997 Stock Option Plan until it is terminated by the Plan Administrator in its sole discretion.

     The adoption of the 1997 Stock Option Plan will simply provide an additional pool of options available for grant to eligible persons in the future and is not required or intended to supply or "cover" outstanding awards to any person. As such, no "New Plan Benefits" had been granted as of the date of this Proxy Statement and future awards under the 1997 Stock Option Plan are not yet determinable.

     Pursuant to the Company's 1997 Stock Option Plan and to the extent a director of the Company has not been granted an option to purchase shares of Common Stock under the 1993 Stock Option Plan's automatic grant provisions, non-employee directors of the Company are each automatically granted a Nonqualified

Option to purchase 50,000 shares of Common Stock upon initial election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Such options vest at a rate of twenty percent (20%) per year and expire ten years after the date of grant.

     The Plan Administrator may amend the 1997 Stock Option Plan at any time; provided, however, that any amendment to increase the number of shares as to which Options may be granted or to decrease the exercise price below the price provided in the 1997 Stock Option Plan requires shareholder approval. No other amendments to the 1997 Stock Option Plan require shareholder approval except to the extent (i) required by applicable laws, regulations or rules or (ii) the Plan Administrator otherwise concludes that shareholder approval is desirable. No amendment may, however, affect the rights of the holder of any option, except with that holder's consent.

VOTE REQUIRED FOR APPROVAL; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The affirmative vote of at least a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of the adoption of the 1997 Stock Option Plan. THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED ADOPTION OF THE 1997 STOCK OPTION PLAN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE 1997 STOCK OPTION PLAN. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of Proposal 2.

       FEDERAL INCOME TAX EFFECTS OF 1997 STOCK OPTION PLAN PARTICIPATION

     The following summary of federal income tax consequences is based upon existing statutes, regulations, and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the particular circumstances of each optionee, no attempt has been made to outline the tax consequences to any particular optionee. Each optionee should consult his or her own tax advisor concerning federal (and any foreign, state, or local) income tax consequences of participation in the 1997 Stock Option Plan. This proxy does not purport to describe foreign, state, or local income tax consequences, which may differ from United States federal income tax consequences.

INCENTIVE STOCK OPTIONS

     Award; Exercise. Incentive Options granted under the 1997 Stock Option Plan are intended to constitute "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Incentive Options may be granted only to employees of the Company. An optionee will not have taxable income upon either the grant or exercise of an Incentive Option. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") will be includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax. The Option Spread will generally be measured on the date of exercise and will be includable in AMTI in the year of exercise; special rules regarding the amount and timing of AMTI inclusion may apply for shares subject to a "substantial risk of forfeiture" (including restrictions to comply with certain requirements for "pooling-of-interests" accounting and, in the case of Reporting Persons, certain limitations on resale of shares imposed under
Section 16(b) of the Exchange Act).

     Sale of Option Shares. If an optionee holds the shares acquired upon exercise of an Incentive Option ("ISO Stock") for at least two years from the date the Incentive Option was granted and for at least one year from the date the Incentive Option was exercised (together the "Holding Period"), any gain from a sale of the ISO Stock, other than to the Company, should be taxable as capital gain. If an optionee disposes of ISO Stock before the end of the Holding Period (a "Disqualifying Disposition"), the amount of the Option Spread at the date of exercise (or, if less, the amount of gain realized upon the sale) will be taxable as ordinary income. Such income will be subject to information reporting requirements. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income will be capital gain. Special rules may apply regarding the date the Option Spread is measured for ISO Stock purchased subject to "substantial risk of forfeiture."

     Exercise With Stock. If an optionee pays the Incentive Option exercise price with shares of the Company acquired under an Incentive Option or a qualified employee stock purchase plan ("Statutory Option Stock") the tender of shares will be a Disqualifying Disposition of the Statutory Option Stock if the Holding Period respecting those shares has not been satisfied. If the Holding Period with respect to the Statutory Option Stock is satisfied, or if the shares were not Statutory Option Stock, then any appreciation in the surrendered shares will not be taxable upon surrender. Shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period (except for purposes of determining whether a Disqualifying Disposition of the acquired shares has occurred) the basis and holding period that the optionee had in the surrendered shares (the basis of these shares would be increased by the amount, if any, of taxable income generated by a Disqualifying Disposition of ISO Stock upon exercise). The remaining shares of stock will have a zero basis, unless the optionee has taxable income or pays cash upon exercise.

NONQUALIFIED STOCK OPTIONS

     Award; Exercise. An optionee does not have taxable income due to the grant of a Nonqualified Option under the 1997 Stock Option Plan. Upon exercise of the Nonqualified Option, the optionee will have taxable ordinary income equal to the excess of the fair market value of the shares purchased over the Nonqualified Option exercise price (the "Option Spread"). The optionee's tax basis in the shares will be equal to the fair market value of such shares on the date of exercise, and the holding period will also begin on that date. In general, shares acquired by exercise of Nonqualified Options granted under the 1997 Stock Option Plan will not be subject to a "substantial risk of forfeiture," which includes a right of the Company to repurchase shares at their purchase price, restriction of sale of the shares by the Section 16(b) of the Exchange Act, and restriction of sale of the shares to comply with certain requirements for "pooling-of-interests" accounting. If shares are subject to such a restriction and the optionee files an election under Code Section 83(b) ("Section 83(b) Election") within 30 days after the date of purchase, the optionee will generally have the tax treatment described above. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the Option Spread as of the date of lapse; in addition, the optionee's holding period will begin on the date of lapse.

     Regardless of whether the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant will constitute "supplemental wages" subject to withholding of income and employment taxes by the Company.

     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a Nonqualified Option, an optionee generally will have a capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares. Such gain or loss will be long-term if the optionee has held the shares for more than one year.

     Exercise with Stock. If an optionee tenders Common Stock to pay all or part of the exercise price of a Nonqualified Option, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The fair market value of the additional shares will be treated as taxable compensation for services and such shares will have a basis equal to their fair market value. The holding period for the additional shares will begin on the date of exercise. Special rules apply if the stock received upon exercise is subject to a substantial risk of forfeiture.

ALTERNATIVE METHODS OF PAYMENT OF TAX WITHHOLDING OBLIGATIONS

     The Plan Administrator, in its sole discretion, may permit an optionee to pay the federal, state and local withholding and employment taxes due upon option exercise by any means. If an optionee is permitted to tender shares in satisfaction of an income tax withholding obligation described above, the surrendered shares will be treated as redeemed by the Company at their then-fair-market value. It is possible, although the Company believes it unlikely, that election by an optionee to have shares of Common Stock withheld in satisfaction of the optionee's withholding tax obligation upon exercise of a Nonqualified Option may result in dividend income to the optionee. Optionees should consult their personal tax advisors before tendering shares in satisfaction of a withholding obligation.

SALE OF STOCK TO THE COMPANY

     If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

     As noted above, the potential liability of Section 16 Reporting Persons to repay "short-swing" profits from the resale of shares acquired upon option exercise constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is treated as lapsing at such time as the potential liability under Section 16 lapses or six months after the date of grant, whichever is earlier. Section 16 Reporting Persons who would be required by Section 16 to repay profits from the immediate resale of option stock should consider filing a Section 83(b) Election at the time they exercise options in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company's principal independent accounting firm, are expected to be present in person or telephonically at the Annual Meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                                 OTHER BUSINESS

     Management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the shareholders should come before the meeting the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                           PROPOSALS BY SHAREHOLDERS

     In order to be eligible for inclusion in the proxy materials of the Company for the next Annual Meeting of Shareholders, any shareholder proposals to be presented at such meeting must be received by the Company no later than January 13, 1998. Such proposals must be mailed to the Company's executive offices at 26899 Northwestern Highway, Southfield, MI 48034, Attn: General Counsel. Any such proposal shall be subject to the requirements of the proxy rules under the Exchange Act.

                            SOLICITATION OF PROXIES

     This solicitation is made on behalf of the Board of Directors of the Company. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, telephone facsimile, electronic mail, messenger or by other means.

     The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

                                          By Order of the Board of Directors

                                          /s/ STEVEN P. GOLDMAN
                                          -------------------------------
                                          STEVEN P. GOLDMAN
                                          Assistant Secretary

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

                                                                      APPENDIX I

                           MIDCOM COMMUNICATIONS INC.

                             1997 STOCK OPTION PLAN

     This 1997 Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of Common Stock, $.0001 par value (the "Common Stock"), of MIDCOM COMMUNICATIONS INC., a Washington corporation (the "Company"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Both Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to as "Options."

1.  PURPOSES.

     The purposes of this Plan are to retain the services of valued key employees and consultants of the Company and such other persons as the Plan Administrator shall select in accordance with Section 3 below, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees, consultants and other persons selected by the Plan Administrator.

2.  ADMINISTRATION.

     2.1 This Plan shall be administered by the Board of Directors of the Company (the "Board"). If the Board so desires, the Plan shall be administered by a committee designated by the Board, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board shall consider whether a director is (a) an "outside director" as defined in the regulations promulgated under
Section 162(m) of the Code and (b) a "non-employee director" as defined in Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulatory requirement, when appointing any such Committee and shall appoint solely two or more individuals who qualify as "outside directors" if the Board intends for compensation attributable to Options to be "qualified performance-based compensation" as defined in the regulations promulgated under
Section 162(m) of the Code. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator."

     2.2 Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) grant Options under this Plan; (f) determine the individuals to whom Options shall be granted and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which options shall be granted under this Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

     2.3 The Plan Administrator may delegate to one or more executive officers of the Company (collectively, the "Executive Officer") the authority to grant Options under this Plan to employees of the Company who, at the time of grant, are not Section 16 Insiders (as defined below) nor a "covered employee" within the meaning of Section 162(m)(3) of the Code ("Non-Insiders"), and in connection therewith the authority to determine: (a) whether the Option in an Incentive Stock Option or a Non-qualified Stock Option; (b) the number of shares of Common Stock subject to such Option; (c) the duration of the Option; (d) the vesting schedule for determining the times at which such Option shall become exercisable; and (e) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer pursuant to such delegation of authority shall not be less than the Fair Market Value (as defined below) per share of the Common Stock on the Date of Grant (as defined in
Section 5.2). Unless expressly approved in advance by the Board or the Committee, such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The Executive Officer shall promptly provide a report to the Plan Administrator of each person to whom an Option has been granted under this Section 2 and the material terms and conditions of the Option. "Fair Market Value" on any day means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on the next preceding trading day as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Plan Administrator. If the Common Stock is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Plan Administrator on the basis of such considerations as the Plan Administrator deems appropriate. The term "Plan Administrator" when used in any provision of this Plan other than Sections 2, 5.12, 5.14 and 13 shall be deemed to refer to the Board or the Committee, as the case may be, and the Executive Officer who has been authorized to grant Options pursuant hereto, insofar as such provision may be applied to Non-Insiders and Options granted to Non-Insiders. For purposes of this Plan, the term "Section 16 Insiders" shall refer to those persons who are subject to the ownership reporting requirements of Section 16(a) of the Exchange Act with respect to the Common Stock.

3.  ELIGIBILITY.

     3.1 Incentive stock options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees and to such other persons who are not Employees, including directors of the Company, as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange or substitution for outstanding options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee."

     3.2 To the extent a director of the Company has not been granted an option to purchase shares of Common Stock upon election to the Board pursuant to
Section 3 of the Company's 1993 Stock Option Plan and provided that shares of Common Stock remain available for issuance pursuant to Options granted under this Plan, each director of the Company who at the time of his or her election to the Board is not also an employee of the Company or of any Related Corporation shall, concurrent with his or her election to the Board (the "Election Date"), automatically receive a Non-Qualified Stock Option to purchase 50,000 shares of Common Stock, subject to adjustment as set forth in Section
5.13 below, at an exercise price equal to the Fair Market Value of the Common Stock on the Election Date. Each Option granted pursuant to this paragraph shall become exercisable at a rate of twenty percent (20%) for each year of service commencing on the Election Date, and such option shall expire, unless otherwise terminated pursuant to Section 5.8, ten (10) years from the Election Date.

     3.3 No person shall be granted Options to purchase more than 1,500,000 shares of Common Stock (subject to adjustment as set forth in Section 5.13 hereof) in any three (3) year period. Such limitation shall be applied in a manner consistent with, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

     3.4 As used in this Plan, the term "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

4.  STOCK.

     The Plan Administrator is authorized to grant Options to acquire up to a total of Nine Hundred Fifty Thousand (950,000) shares of the Company's authorized but unissued Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in
Section 5.13 hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan; provided, however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 3.3.

5.  TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

     5.1 Number of Shares and Type of Option. Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate Fair Market Value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee and any incentive stock options granted to the Optionee under any other stock option plan of the Company, any Related Corporation or any predecessor corporation which are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code. If (a) an Optionee holds one or more Incentive Stock Options under this Plan (and/or any incentive stock options under any other stock option plan of the Company, any Related Corporation or any predecessor corporation), and (b) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such Options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such Option or Options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the Option or Options earliest granted to the Optionee. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Non-Qualified Stock Option.

     5.2 Date of Grant. Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the option for purposes of this Plan (the "Date of Grant").

     5.3 Option Price. Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall not be less than the Fair Market Value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (>10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code) (a "Ten Percent Shareholder"), the exercise price per share shall not be less than 110 percent (110%) of the Fair Market Value per share of Common Stock at the Date of Grant; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

     5.4 Duration of Options. At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5.7 below, the expiration date of the Option, which date shall not be later than 10 years from the Date of Grant in the case of Incentive Stock Options; provided, that the expiration date of any Incentive Stock Option granted to a 10 Percent Shareholder of the Company shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire ten (10) years from the Date of Grant.

     5.5 Vesting Schedule. No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option in its sole discretion; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

                              NUMBER OF YEARS                     PERCENTAGE OF TOTAL
                          FOLLOWING DATE OF GRANT                    OPTION VESTED
            ----------------------------------------------------  -------------------
                   One..........................................           20%
                   Two..........................................           40%
                   Three........................................           60%
                   Four.........................................           80%
                   Five.........................................          100%

     The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives may be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

     5.6 Acceleration of Vesting. The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Subsections 5.1.2 and 5.14 below.

     5.7  Term of Option.

          5.7.1 Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.4 above; (ii) the date of the Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator); (iii) the expiration of 90 days from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any whatsoever other than cause, death or Disability (as defined below) unless, in the case of a Non-Qualified Option, the exercise period is extended by the Plan Administrator, in its sole discretion; or (iii) the expiration of one year from (A) the date of death of the optionee or (B) cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator, in its sole discretion. If an Optionee's employment or contractual relationship is terminated by death, any option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. In the case of termination of the Optionee's employment or services for cause, the Option shall automatically terminate upon first delivery by the Company of any reason for such termination and the Optionee shall have no right to purchase any shares of pursuant to such Option, unless the Plan Administrator determines otherwise. If an Optionee's employment or services with the Company are suspended pending an investigation of whether the Optionee shall be terminated for cause, all of the Optionee's rights under any Option likewise shall be suspended during the period of investigation. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform her or his assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

          5.7.2 Unless accelerated in accordance with Section 5.6 above and
     Section 5.14 below, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. If, in the case of an Incentive Stock Option, an Optionee's relationship with the Company changes (e.g., from an Employee to a non-Employee, such as a consultant), such change shall not constitute a termination of an Optionee's employment with the Company but rather the Optionee's Incentive Stock Option shall automatically be converted into a Non-Qualified Stock Option if the Plan Administrator so determines.

          5.7.3 For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporations. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

     5.8 Exercise of Options. Options shall be exercisable, either all or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the option term. No portion of any Option for less than 100 shares (as adjusted pursuant to Section 5.13 below) may be exercised; provided, that if the vested portion of any Option is less than 100 shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5.9 below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

     5.9 Payment upon Exercise of Option. Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or any other form acceptable to the Company. In addition, upon approval of the Plan Administrator, an Optionee may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Optionee, or by complying with any other payment mechanism approved by the Plan Administrator from time to time. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a Fair Market Value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

     5.10 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of such shares, irrespective of whether such optionee has given notice of exercise. Subject to the provisions of Sections 5.13 hereof, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, even if such Optionee has given notice of exercise.

     5.11 Transfer of Option. Unless otherwise specified in the Agreement or by the Plan Administrator, Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void, provided, however, that, nothing contained in this Section
5.11 shall preclude an Optionee, upon written notice to the Administrator, from transferring an option held by the Optionee or to be granted to the Optionee to
(i) a trust or series of trusts which are established solely for the benefit of the immediate family members of the Optionee, or (ii) a partnership or partnerships of which the only partners are members of the Optionee's immediate family, provided further a) there be no consideration for such transfer or transfers, b) the original Optionee shall remain subject to withholding taxes upon exercise, c) any subsequent transfer of the options transferred to such family trust, series of trusts, or family partnership shall be prohibited except that such trust or partnership may make subsequent transfers to immediate family members of the Optionee consistent with this provision or by will or by the applicable laws of descent and distribution, and d) the events of termination of employment or contractual relationship set forth in subsection 5.7 shall continue to apply with respect to the original transferor-Optionee, following which any option shall be exercisable by the transferee or transferees only to the extent and for the periods specified elsewhere in this Section 5 or in the option grant.

     5.12  Securities Regulation and Tax Withholding.

          5.12.1 Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

          As a condition to the exercise of an Option, the Plan Administrator may require the optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

          5.12.2 The Optionee shall pay to the Company by certified or cashier's check, promptly upon exercise of the Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its sole discretion, determines to result from the exercise of the Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Option or otherwise related to the Option or shares of Common Stock acquired upon exercise of the Option. Upon approval of the Plan Administrator, such Optionee may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan
     Administrator:

             (A) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Plan Administrator in good faith) equal to the tax obligation to be paid by such Optionee upon such exercise;

             (B) by any combination of the foregoing methods of payment; or

             (C) by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Plan Administrator from time to time.

          5.12.3 The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

     5.13  Stock Dividend, Reorganization or Liquidation.

          5.13.1 If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations promulgated thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan and the number of shares of Common Stock underlying Options to be granted pursuant to Section 3.2 hereof shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Optionee.

          5.13.2 If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Plan Administrator may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or adjust the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan and the number of shares of Common Stock underlying Options to be granted pursuant to Section 3.2 hereof shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Optionee.

          5.13.3 If the Company is liquidated or dissolved, the Plan Administrator may allow the Optionees of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Optionees do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

          5.13.4 The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

          5.13.5 The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     5.14  Change of Control.

          5.14.1 Any and all options granted under this Plan at the time of occurrence of any of the events described in Subparagraphs (A) and (B) below (an "Eligible Option") shall become immediately vested and fully exercisable upon the occurrence of the following events:

             (A) The date that a tender or exchange offer for Common Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than thirty percent (30%) of the shares of Common Stock then outstanding;

             (B) The day on which the shareholders of the Company (or, if later, approval by the shareholders of any Person) duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Common Stock into securities of any Person, or cash, or property, or a combination of any of the foregoing; provided, however, options which are converted into options to purchase shares of Exchange Stock are subject to the provisions of Section 5.14.2 below.

          5.14.2 If the shareholders of the Company receive shares of capital stock of another Person ("Exchange Stock") in exchange for or in place of shares of Common Stock in any transaction involving any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of all or substantially all outstanding shares of Common Stock into Exchange Stock, then at the closing of such transaction all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock Option. The number of shares of Exchange Stock issuable upon exercise of an Exchange Stock Option and the exercise price therefor shall be determined by the Plan Administrator by adjusting the number of shares of Common Stock issuable upon exercise of the Option converted into such Exchange Stock Option, and the exercise price therefor, in the same proportion as used for determining the shares of Exchange Stock received by holders of Common Stock in connections with a transaction described in this Section 5.14.2. All Exchange Stock Options shall be fully vested and immediately exercisable.

          5.14.3 For the purpose of this Section 5.14: "Person" shall include any individual, firm, corporation, partnership or other entity; (ii) "Affiliate" and "Associate" shall have the meanings assigned to them in Rule 12b-2 under the Exchange Act; and (iii) "Beneficial Owner" shall have the meaning assigned to it in Rule 16a-1 under the Exchange Act.

6.  EFFECTIVE DATE; TERM.

     This Plan shall be effective at the time specified in the resolutions of the Board adopting this Plan (the "Effective Date"). Incentive Stock Options may be granted by the Plan Administrator from time to time thereafter until the tenth anniversary of the Effective Date. Non-Qualified Stock Options may be granted under this Plan until it is terminated by the Plan Administrator in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Issuance of Incentive Stock Options under this Plan within twelve (12) months after the Effective Date shall be subject to the approval of this Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve this Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option granted hereunder shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then, notwithstanding any contrary provision in this Plan (a) no Incentive Stock Options may thereafter be granted under this Plan, and (b) each Incentive Stock Option granted under this Plan prior thereto shall automatically be deemed to be a Non-Qualified Stock Option (except to the extent the Agreement evidencing the Option expressly provides otherwise).

7.  NO OBLIGATIONS TO EXERCISE OPTION.

     The grant of an Option shall impose no obligation upon the optionee to exercise such Option.

8.  NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

     Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's right to terminate Optionee's employment at any time, which right is hereby reserved.

9.  APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10.  INDEMNIFICATION OF PLAN ADMINISTRATOR.

     In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11.  SEPARABILITY.

     With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of this Plan.

12.  NON-EXCLUSIVITY OF THIS PLAN.

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than pursuant to this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13.  AMENDMENT OF PLAN.

     The Plan Administrator may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, that any amendment that increases the number of shares as to which Options may be granted or reduces the exercise price below the price provided in the Plan shall be subject to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote thereon at a meeting duly held in accordance with applicable law; provided, further, that no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Optionee shall be made over the objection of such Optionee. The Plan Administrator may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company, the Optionees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Plan Administrator determines to be desirable. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

                 Date of Approval by Board of Directors of the Company: April 30, 1997

                                          /s/ PAUL P. SENIO
                                          --------------------------------------
                                          PAUL P. SENIO, Corporate Secretary


                 Date of Approval by Shareholders of Company: June   , 1997.


                                          --------------------------------------
                                          PAUL P. SENIO, Corporate Secretary

PROXY

                           MIDCOM COMMUNICATIONS INC.
                 ----------------------------------------------
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 12, 1997
                 ----------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints William H. Oberlin and Steven P. Goldman, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of MIDCOM Communications Inc. held of record by the undersigned on April 29, 1997, at the annual meeting of shareholders to be held on June 12, 1997, or at any adjournment or postponement thereof.

                 (Continued and to be signed on reverse side.)
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

                                                    FOR                      WITHHOLD
                                             all nominees listed             AUTHORITY
                                           below (except as marked        to vote for all
1.  Election of Class I Directors           to the contrary below)     nominees listed below.    3. In their discretion, the
                                                                                                     holders of this proxy are
                                                    [ ]                          [ ]                 authorized to vote upon such
    Instruction:  To withhold authority                                                              other business as may properly
    to vote for any individual nominee,                                                              come before the meeting.
    strike a line through the nominee's
    name in the list below.                                                                           Please sign and date below.

    Karl D. Guelich and Scott B. Perper                                                              This Proxy, when properly
                                                                                                     executed, will be voted in the
                                                                                                     manner herein directed by the
                                                                                                     undersigned shareholder.  If
                                                                                                     no specification is made,
                                                                                                     this Proxy will be voted FOR
                                                                                                     the election of all nominees
                                                                                                     for director listed in
                                                                                                     Proposal 1 and FOR Proposal 2.


                                                   FOR       WITHHOLD       ABSTAIN
 2. Proposal to ratify and approve the             [ ]         [ ]            [ ]                  The undersigned hereby revokes
    adoption of the MIDCOM 1997 Stock Option                                                        any proxy or proxies heretofore
    Plan.                                                                                           given for such shares and
                                                                                                    ratifies all that the above-
                                                                                                    named proxies or their
                                                                                                    substitutes may lawfully do by
                                                                                                    virtue hereof.


                                                                                                    Please mark, sign, date and
                                                                                                    return the Proxy Card promptly
                                                                                                    using the enclosed envelope.


Signature(s)                              Dated                   ,  1997
            -----------------------------       ------------------
Please sign as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

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                              FOLD AND DETACH HERE